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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Liberty Media Corporation:

        We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation (the Company) of our reports dated February 25, 2010 with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive earnings, cash flows, and equity for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2009 annual report on Form 10-K of Liberty Media Corporation.

Form	Registration statement no.	Description
S-8	333-134115	2000 LMC Incentive Plan (amended 5/9/06)
S-8	333-142626	2007 LMC Incentive Plan
S-8	333-134114	2002 Nonemployee Director Plan (amended 5/9/06)
S-8	333-134067	LMC 401(k) Plan
S-8	333-149543	2002 Nonemployee Director Plan (amended 5/9/06)
S-8	333-149542	2000 LMC Incentive Plan (amended 2/22/07)
S-8	333-149544	2007 LMC Incentive Plan
S-8	333-149545	LMC 401(k) Plan

        Our report on the consolidated financial statements of Liberty Media Corporation refers to the Company's adoption, effective January 1, 2009, of Statement of Financial Accounting Standards (SFAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (included in FASB ASC Topic 810, Consolidation), and effective January 1, 2008, the Company's adoption of SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (included in FASB ASC Topic 825, Financial Instruments), and SFAS No. 157, Fair Value Measurements (included in FASB ASC Topic 820, Fair Value Measurements and Disclosures).

KPMG LLP

Denver, Colorado
February 25, 2010

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Consent of Independent Registered Public Accounting Firm